SECOND AMENDMENT
TO THE
WORLD ACCEPTANCE CORPORATION
BOARD OF DIRECTORS
DEFERRED COMPENSATION PLAN
(2000)

This Second Amendment to the World Acceptance Corporation Board of Directors Deferred Compensation Plan (2000) is made and entered into effective as of November 20, 2007.

WHEREAS, World Acceptance Corporation ("Company") adopted the World Acceptance Corporation Board of Directors Deferred Compensation Plan, pursuant to authority granted by its Board of Directors on October 20, 1999 ("2000 Plan"); and

WHEREAS, effective December 31, 2004, the Plan was first amended to ensure its compliance with Section 409A of the Internal Revenue Code ("Code") as it then read; and

WHEREAS, it is now necessary and desirable to further amend the Plan to ensure that it is in compliance with the provisions of Code Section 409A that must be adopted on or before December 31, 2007.

NOW, THEREFORE, the 2000 Plan is further amended such that new Article XII at the end of the 2000 Plan shall read.

ARTICLE XII
PLAN FROZEN EFFECTIVE DECEMBER 31, 2004

Notwithstanding anything to the contrary herein, this Plan is frozen effective December 31, 2004, so that benefits administered and payable under this Plan are limited only to those benefits, including earnings thereon accrued after December 31, 2004, that are fully vested and are not subject to Section 409A of the Internal Revenue Code because such benefits are "grandfathered" within the meaning of Treasury Regulations Sections 1.409A-6(a)(3)(ii) and (iv). Furthermore, it is intended that nothing in this amendment shall be considered a "material modification" of the Plan within the meaning of Treasury Regulation Section 1.409A-6(a)(4), and that no amendment to this Plan may hereafter be adopted that would constitute such a material modification. Following the freeze, the grandfathered benefits of a Participant shall thereafter be administered and be payable to the Participant in accordance with the terms and provisions of this Plan. The benefits, if any, that are not "grandfathered" will be administered and payable under the terms of the New Plan, which will become effective January 1, 2005 and will comply with the restrictions and requirements of Section 409A of the Internal Revenue Code.

IN WITNESS WHEREOF, the Company has executed this Second Amendment to the Plan this _____ day of _____________, 2007.

WORLD ACCEPTANCE CORPORATION

By:

A. Alexander McLean, III, CEO